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                                                                   Exhibit 99.5
                           MAXXIM MEDICAL GROUP, INC.

                               OFFER TO EXCHANGE
                  SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ALL OF ITS OUTSTANDING
                  SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
               EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT

To Our Clients:

         Enclosed for your consideration is a Prospectus dated ____________, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Maxxim Medical Group, Inc. ("Maxxim") to exchange up to $144,552,000 aggregate principal amount at maturity of its Senior Subordinated Discount Notes due 2009 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for up to $144,552,000 aggregate principal amount at maturity of its outstanding Senior Subordinated Discount Notes due 2009 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Notes").

         The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, Maxxim urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________,2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         Your attention is directed to the following:

                  1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Old Notes, of which $144,552,000 aggregate principal amount of the Old Notes was outstanding as of ________, 1999. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes, except that the Exchange Notes
         (i) are freely transferable by holders thereof (except as provided in the Prospectus) and (ii) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Old Notes under an exchange and registration rights agreement to which Maxxim is party.

                  2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER-CONDITIONS" IN THE PROSPECTUS.

                  3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on _________, 2000, unless extended.
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                  4. Maxxim has agreed to pay the expenses of the Exchange
         Offer except as provided in the Prospectus and the Letter of Transmittal.

                  5. Any transfer taxes incident to the transfer of Old Notes from the tendering holder to Maxxim will be paid by Maxxim, except as provided in the Prospectus and the Letter of Transmittal.

         The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Maxxim Medical Group, Inc. relating to $144,552,000 aggregate principal amount at maturity of its Senior Subordinated Discount Notes due 2009, including the Prospectus and the Letter of Transmittal.

         This form will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

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            AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TO BE EXCHANGED:
                               $                 *
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
*I (we) understand that if I (we) sign
these instruction forms without indicating    --------------------------------
an aggregate principal amount of Old Notes
in the space above, all Old Notes held by     --------------------------------
you for my (our) account will be exchanged.   Signature(e)


                                              --------------------------------
                                              Capacity (full title), if signing
                                              in a fiduciary or representative
                                              capacity

                                              --------------------------------
                                              --------------------------------
                                              --------------------------------
                                              Name(s) and address, including
                                              zip code:

                                              Date:
                                              --------------------------------
                                              --------------------------------
                                              Area Code and Telephone Number:

                                              -----------------------------
                                              Taxpayer Identification or Social
                                              Security Number:
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